UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2010
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., 12th Floor, New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant
On March 11, 2010, the Audit Committee of our Board of Directors approved the engagement of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm, effective upon completion of Deloitte’s customary client acceptance procedures and execution of an engagement letter. We executed the engagement letter on March 16, 2010. The Audit Committee made its determination after completing a process it undertook to consider the selection of a public accounting firm for our 2010 audit. This process included consideration of public accounting firms, including KPMG LLP (“KPMG”), our former independent registered public accounting firm. In connection with the Audit Committee’s approval to engage Deloitte, our Audit Committee approved the dismissal of KPMG. A copy of our press release announcing the engagement of Deloitte and the dismissal of KPMG is filed as Exhibit 99 to this report.
KPMG’s audit reports on the consolidated financial statements of Jefferies Group, Inc. and subsidiaries as of and for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: KPMG’s report on the consolidated financial statements of Jefferies Group, Inc. and subsidiaries as of and for the year ended December 31, 2009, contained a separate paragraph stating that “As discussed in Note 1 to the consolidated financial statements, in 2009 the Company retrospectively changed its method of accounting for noncontrolling interests in subsidiaries and earnings per share due to the adoption of new accounting requirements issued by the FASB.” The audit reports of KPMG on the effectiveness of internal control over financial reporting as of December 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. We had no: (1) disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures during the past two fiscal years or the subsequent interim period through March 16, 2010, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events.
We provided KPMG with a copy of this report and requested KPMG to provide a letter addressed to the Commission indicating whether it agrees with such disclosures. A copy of KPMG’s letter will be filed as an exhibit to an amendment to this report.
We did not consult with Deloitte during our two most recent fiscal years or through the date of this report regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us or oral advice was provided that Deloitte concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.
We provided Deloitte with a copy of this report and requested Deloitte to provide a letter addressed to the Commission containing any new information, clarification of the expression of our views, or the respects in which it does not agree with the statements made by us. Deloitte has advised us that it has reviewed the disclosures in this report and has no basis upon which to submit such a letter addressed to Commission.

Item 9.01.	Financial Statements and Exhibits
     The following exhibit is filed with this report:

Number	Exhibit
99	Press release dated March 17, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jefferies Group, Inc.
Date: March 17, 2010	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99	Press release dated March 17, 2010